UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2016

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

(a)   — (b)  On May 5, 2016, at the Fluor Corporation (“Fluor”) annual meeting of stockholders (the “Annual Meeting”), Fluor’s stockholders (i) elected Peter K. Barker, Alan M. Bennett, Rosemary T. Berkery, Peter J. Fluor,  Deborah D. McWhinney, Armando J. Olivera, Joseph W. Prueher, Matthew K. Rose, David T. Seaton, Nader H. Sultan and Lynn C. Swann to the Board of Directors to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified; (ii) approved, on an advisory basis, the compensation of Fluor’s named executives, as described in the 2016 Proxy Statement, as filed with the Securities and Exchange Commission on March 10, 2016 (the “2016 Proxy Statement”); (iii) ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2016; (iv) approved a stockholder proposal that Fluor disclose political contributions; and (v) rejected a stockholder proposal that Fluor adopt goals to reduce greenhouse gas emissions.

The final voting results for the eleven director nominees described in the 2016 Proxy Statement were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes

Peter K. Barker	104,769,412	782,223	182,454	14,170,516
Alan M. Bennett	103,663,769	1,876,693	193,627	14,170,516
Rosemary T. Berkery	104,438,628	1,126,605	168,856	14,170,516
Peter J. Fluor	97,595,636	8,005,182	133,271	14,170,516
Deborah D. McWhinney	104,645,952	850,042	238,095	14,170,516
Armando J. Olivera	104,696,135	857,175	180,779	14,170,516
Joseph W. Prueher	102,616,020	2,930,382	187,687	14,170,516
Matthew K. Rose	104,204,571	1,281,896	247,622	14,170,516
David T. Seaton	100,487,688	4,304,358	942,043	14,170,516
Nader H. Sultan	104,836,491	703,728	193,870	14,170,516
Lynn C. Swann	104,644,830	927,580	161,679	14,170,516

The final voting results for proposals 2, 3, 4 and 5 described in the 2016 Proxy Statement were as follows:

Proposal	For	Against	Abstain	Broker Non-Votes
Advisory vote to approve Fluor’s named executive compensation	98,980,976	6,202,161	550,952	14,170,516
Ratification of appointment of Ernst & Young LLP	117,115,583	2,447,961	341,061	0
Stockholder Proposal (Disclosure of Political Contributions)	55,498,062	34,188,115	16,047,912	14,170,516
Stockholder Proposal (Greenhouse Gas Emissions Reduction Goals)	42,336,125	56,271,947	7,126,017	14,170,516

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 10, 2016	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Executive Vice President, Chief Legal Officer and Secretary